Form **LLC-5.5**

Illinois
Limited Liability Company Act
Articles of Organization

FILE # 11527108

FILED
MAR 04 2022
Jesse White
Secretary of State

Secretary of State Jesse White
Department of Business Services
Limited Liability Division
www.ilsos.gov

Filing Fee: $150

Approved By: MAG

1. Limited Liability Company Name: RELI EXCHANGE, LLC

2. Address of Principal Place of Business where records of the company will be kept:
300 BLVD OF THE AMERICAS #105
LAKEWOOD, NJ 08701

3. The Limited Liability Company has one or more members on the filing date.

4. Registered Agent's Name and Registered Office Address:

   ILLINOIS CORPORATION SERVICE COMPANY
   801 ADLAI STEVENSON DR
   SPRINGFIELD, IL 62703-4261

5. Purpose for which the Limited Liability Company is organized:
"The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act."

6. The LLC is to have perpetual existence.

7. Name and business addresses of all the managers and any member having the authority of manager:

   RELIANCE GLOBAL GROUP, INC
   300 BLVD OF THE AMERICAS #105
   LAKEWOOD, NJ 08701

8. **Name and Address of Organizer**
I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated: MARCH 04, 2022

YAAKOV BEYMAN
300 BLVD OF THE AMERICAS #105
LAKEWOOD, NJ 08701